UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 8, 2014 (July 1, 2014)

American Realty Capital Global Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

000-55202	45-2771978
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 15th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

(212) 415-6500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2014, Nicholas Radesca resigned from his role as interim chief financial officer of American Realty Capital Global Trust, Inc. (the “Company”), effective as of that same date. Mr. Radesca did not resign pursuant to any disagreement with the Company. Simultaneously with Mr. Radesca’s resignation, the Company’s board of directors appointed Patrick Goulding to serve as the Company’s chief financial officer. There are no related party transactions involving Mr. Goulding that are reportable under Item 404(a) of Regulation S-K.

Patrick J. Goulding, 51, has served as the chief financial officer of American Realty Capital Global Trust II, Inc. since July 2014. Prior to joining the Company, Mr. Goulding served as managing director at Morgan Stanley from January 2010 to June 2014 where he was global head of portfolio management for its opportunistic real estate platform. From January 2007 to April 2009, Mr. Goulding served as managing director at Strategic Value Partners, a global alternative investment firm. Mr. Goulding has more than 25 years of experience in real estate finance accounting and operations and is a fellow of the institute of chartered accountants in Ireland. Mr. Goulding graduated from the Waterford Institute of Technology in Waterford, Ireland.

Item 8.01. Other Events.

On July 8, 2014, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued July 8, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL GLOBAL TRUST, INC.

Date: July 8, 2014	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors